Exhibit 99.1

Customers Bancorp, Inc.
701 Reading Avenue
West Reading, PA 19611
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Carla Leibold, CFO 484-923-8802

Customers Bancorp Announces Record Date For Conditional Special Distribution In Connection With BankMobile Divestiture

West Reading, PA – December 9, 2020 – Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank and its operating division BankMobile (collectively “Customers”), today announced that its Board of Directors has set December 18, 2020 as the record date for the previously announced conditional special distribution to be made to Customers Bancorp shareholders in connection with the pending transaction between Customers and Megalith Financial Acquisition Corp. (“Megalith”). At 10:00 AM EST on Friday, December 11, 2020, there will be a special webcast for investors and analysts. Registration information and other details are provided later in this release.

As previously announced, Megalith, MFAC Merger Sub Inc. (“Merger Sub”), Customers Bancorp, Customers Bank and BankMobile Technologies, Inc., (“BankMobile”) are parties to an Agreement and Plan of Merger (as amended to date, the “Merger Agreement”) providing for the merger of BankMobile with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of Megalith. It is expected that Megalith, upon the closing of the Merger, will change its name to “BM Technologies, Inc.” and trade under the symbol BMTX.

Commenting on the divestiture, Jay Sidhu, Customers Bancorp Chairman and CEO stated, “We are extremely pleased to be able to reward all of our shareholders as of the record date with shares in this new independent company called BM Technologies (NYSE: BMTX) through a special distribution.” The consideration payable by Megalith upon closing of the Merger consists of a combination of cash and shares of Megalith common stock. The Megalith common stock comprising the shares portion of the Merger consideration will be distributed to Customers Bancorp shareholders holding shares as of the record date as a special distribution, less shares that will be issued to certain BankMobile team members and to a third-party as payment for certain transaction-related expenses. The distribution is contingent on the closing of the Merger – Customers Bancorp shareholders will only receive shares in the distribution if the Merger is completed. Closing of the Merger is subject to a number of conditions, including approval of Megalith stockholders of the Merger and certain related matters and receipt of regulatory approval. Megalith has scheduled a special meeting of its stockholders on December 21, 2020 to consider and approve the Merger and those related matters.

The aggregate number of shares issuable by Megalith pursuant to the Merger will not be able to be determined until the closing of the Merger. Customers Bancorp cannot assure shareholders that all of the conditions to closing of the Merger will be met or the number of shares of Megalith common stock Customers Bancorp shareholders will receive. Customers Bancorp currently expects that each share of

Customers Bancorp common stock will be entitled to receive between 0.11 and 0.14 shares of Megalith common stock provided that no fractional shares will be issued and each distribution will be rounded to the nearest whole share. Customers Bancorp expects the Merger to be completed promptly after all of the conditions to closing have been met. However, because the timing of the closing is currently uncertain, Customers Bancorp has not yet set a payment date for the distribution of the shares of Megalith common stock. Customers Bancorp will publicly announce the payment date once the payment date has been determined.

Transfer Restrictions

The shares of Megalith that Customers Bancorp shareholders receive in the distribution will not be immediately tradeable following the completion of the distribution. The shares will be subject to a lock-up period that begins on the closing date of the Merger and ends on the earliest to occur of (i) the date that is 12 months from the closing date, (ii) the date following the closing on which Megalith completes a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party and (iii) the date on which the closing sale price of the common stock of Megalith equals or exceeds $12.00 per share (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar events) for any 20 trading days within any 30 trading day period beginning at least 150 days following the closing.

Certain Tax Matters

The distribution of the shares of Megalith to Customers Bancorp shareholders will be taxable to Customers Bancorp shareholders as a qualified dividend to the extent of Customers Bancorp’s current and accumulated earning and profits. It is expected that Customers Bancorp will have sufficient current and accumulated earnings and profits to cause 100 percent of the value of the shares received by Customers Bancorp shareholders to be treated as a qualified dividend to Customers Bancorp shareholders. A qualified dividend is subject to U.S. federal income tax at a maximum rate of 20 percent under current tax law. Qualified dividends are also subject to applicable state and local income taxes. “We suggest all CUBI shareholders consult with their tax advisors for questions regarding taxes,” stated Carla Leibold, Customers Bancorp, CFO.

Special Webcast

Customers Bancorp has scheduled a webcast with investors and analysts for Friday, December 11, 2020 at 10 a.m. EST. The BankMobile Management team will make a presentation on that call and answer any questions. Customers Bancorp stock closed at $18.84 on Tuesday, December 8, 2020 and is trading at only 73% of tangible book value as of September 30, 2020 and approximately 4.7x consensus 2021 earnings.

Register online for the webcast at: https://event.on24.com/wcc/r/2922293/D184BC40F18D6B01AC9DEC30122964FF. The live webcast and on-demand replay will be made available for registrants at https://www.customersbank.com/investor-relations/.

No Offer or Solicitation

This press release is intended to provide information to Customers Bancorp shareholders regarding the conditional special distribution and is not an offer to sell or the solicitation of an offer to buy any securities pursuant to the Merger or otherwise and is not meant to constitute a solicitation of any proxy from, or request for or recommendation of any action by, any Megalith stockholder.

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $18.8 billion at September 30, 2020. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, Illinois, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers’ homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the Company’s website, www.customersbank.com.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: the adverse impact on the U.S. economy, including the markets in which we operate, of the coronavirus outbreak, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that effect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; the effects of changes in accounting standards or policies, including Accounting Standards Update ("ASU") 2016-13, Financial Instruments—Credit Losses ("CECL"); and, our ability to divest BankMobile on terms and conditions acceptable to us, in the timeframe we currently intend, and the possible effects on our business and results of operations of a divestiture of BankMobile or if we are unable to divest BankMobile for an extended period of time. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2019, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.